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TRICORD SYSTEMS REPORTS FIRST QUARTER 2002 FINANCIAL RESULTS


MINNEAPOLIS, MN - (APRIL 30, 2002) - Tricord Systems, Inc. (Nasdaq: TRCD) today announced financial results for the first quarter ended March 31, 2002. Revenues for the first quarter totaled $104,000. Net loss applicable to common shares for the first quarter 2002, which includes non-cash charges related to the accounting for Series E Convertible Preferred Stock, was $5.4 million, or $0.22 per common share, compared to a net loss of $5.9 million, or $0.24 per common share, for the first quarter of 2001 and a net loss of $5.7 million, or $0.23 per common share, for the fourth quarter 2001. Net loss, which excludes the non-cash charges related to the accounting for Series E Preferred Stock, for the first quarter 2002 was $4.6 million, or $0.18 per share, compared to a net loss of $5.6 million, or $0.23 per share, for the first quarter of 2001 and $4.8 million, or $0.20 per share, for the fourth quarter of 2001. The non-cash charges related to the Series E Preferred stock for the quarter ended March 31, 2002 include a beneficial conversion charge of $571,000 and $297,000 representing the accrual of the 4.75% annual premium on the Series E Preferred Stock. Charges for both of these items will continue to be incurred while the Series E Preferred Stock is outstanding.

Net cash used by the Company during the first quarter 2002 was $4.4 million, which was the same amount used in fourth quarter 2001. Cash on hand as of March 31, 2002 was $13 million.

"We're disappointed in the revenue numbers for the first quarter," said Keith Thorndyke, chief executive officer of Tricord. "However, we're encouraged by our progress in the Citrix market. We've received interest from a number of Citrix resellers, and signed Boulder Corporation, a platinum reseller. The addition of targeted channel partners should help us ramp revenue in the coming quarters."


CONFERENCE CALL
Tricord will host a conference call on Tuesday, April 30, 2002, at 5:00 p.m., EDT (4:00 p.m., CDT) to discuss first quarter financial results. A live broadcast of the conference call may be heard by dialing 800-366-7417 or by linking to a webcast via the Company's web site at www.tricord.com. A replay of the call will be made available starting at 6:30 p.m., EDT (5:30 p.m., CDT) on April 30, 2002 through 12:59 p.m., EDT (11:59 p.m., CDT) on May 7, 2002 and can be accessed by dialing 800-405-2236, reservation number 467423. A replay of the conference call will also be made available at www.tricord.com.


ABOUT TRICORD SYSTEMS
Tricord Systems, Inc. designs, develops and markets clustered server appliances and software for content-hungry applications. The core of Tricord's revolutionary new technology is its patented Illumina(TM) software that aggregates multiple appliances into a cluster, managed as a single resource. Radically easy to deploy, manage and grow, Tricord's products allow users to add capacity to a cluster with minimal administration. Appliances are literally plug-and-play, offering seamless growth and continuous access to


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content with no downtime. The technology is designed for applications including general file serving, virtual workplace solutions, digital imaging and security. Tricord is based in Minneapolis, MN with offices in Colorado, California and Georgia. For more information, visit www.tricord.com.

"Safe-Harbor" Statement Under Private Securities Act of 1995: The statements in this press release that are not historical facts, including the Company's statement regarding its expectations about revenue in future quarters, are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those predicted. Among the factors that could cause such results to differ materially are: the litigation with RGC International Investors and the Company's financial condition impacting the Company's ability to attract new customers and sign new resellers, the ability of the Company to develop and release commercially its server appliance products in a timely manner, delays in the market acceptance of the Company's products due to market conditions, software errors or other factors, the ability to generate revenues at a level that meets expectations, the ability to successfully establish and maintain a competitive position in the server appliance market, the ability to respond to changes in technology and industry standards, the ability to enter into partner relationships or otherwise develop distribution capabilities, the ability to protect and enforce its intellectual property rights, the ability to hire and retain required personnel, the ability to raise additional capital if required, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking information.

                                      # # #


FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations, 763-551-6402



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                              TRICORD SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                                                       Three Months Ended
                                                                                            March 31,
                                                                                  -----------------------------
(In thousands, except per share data)                                                 2002            2001
                                                                                  -------------   -------------
                                                                                  (unaudited)     (unaudited)
 Revenue                                                                           $       104     $         -

 Cost of sales and service                                                                 344               -

                                                                                  -------------   -------------
 Gross margin                                                                             (240)              -
                                                                                  -------------   -------------

 Operating expenses:
      Research and development (1)                                                       1,974           2,883
      Sales and marketing (1)                                                            1,221           2,245
      General and administrative (1)                                                     1,101             844
      Restructuring                                                                         69               -
                                                                                  -------------   -------------
                                                                                         4,365           5,972
                                                                                  -------------   -------------

 Operating loss                                                                         (4,605)         (5,972)
                                                                                  -------------   -------------

 Other income (expense):
      Interest, net                                                                         57             323
      Other, net                                                                            (2)              1
                                                                                  -------------   -------------
                                                                                            55             324
                                                                                  -------------   -------------

 Net loss                                                                               (4,550)         (5,648)
                                                                                  -------------   -------------

 Beneficial conversion charge, Series E Preferred Stock                                   (571)           (167)
 Premium on Series E Preferred Stock                                                      (297)            (99)
                                                                                  -------------   -------------

 Net loss applicable to common shares                                              $    (5,418)    $    (5,914)
                                                                                  =============   =============

 Net loss per common share - basic and diluted (2)                                 $     (0.22)    $     (0.24)
                                                                                  =============   =============

 Weighted average common shares outstanding -
     basic and diluted                                                                  24,849          24,326
                                                                                  =============   =============

(1)  Includes non-cash, stock-based compensation expense as follows:
      Research and development                                                     $       111     $       109
      Sales and marketing                                                                   12              12
      General and administrative                                                            37              30
                                                                                  -------------   -------------
                                                                                   $       160     $       151
                                                                                  =============   =============
      Net loss per share                                                           $     (0.01)    $     (0.01)
                                                                                  =============   =============

(2)  Pro forma net loss per common share before beneficial conversion
     charge and premium on Series E Preferred Stock                                $     (0.18)    $     (0.23)
                                                                                  =============   =============


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                              TRICORD SYSTEMS, INC.
                            CONDENSED BALANCE SHEETS



                                     ASSETS

                                                         March 31,                  December 31,
(In thousands)                                             2001                         2001
                                                      ---------------             ----------------
                                                        (unaudited)
Current assets:
     Cash and cash equivalents                         $      13,008               $       17,357
     Accounts receivable, net                                     89                           82
     Inventories                                                 264                          321
     Other current assets                                        320                          312
                                                      ---------------             ----------------
        Total current assets                                  13,681                       18,072

Equipment and improvements, net                                1,795                        2,180

Other assets                                                     194                          194
                                                      ---------------             ----------------

     Total Assets                                      $      15,670               $       20,446
                                                      ===============             ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable and accrued expenses             $       1,729               $        2,275
     Deferred service revenue                                     49                           45
                                                      ---------------             ----------------
                                                               1,778                        2,320

Capital lease obligation                                          36                           64

Convertible, redeemable preferred stock                       12,649                       11,781

Stockholders' equity:
     Common stock                                                249                          247
     Additional paid-in capital                              127,025                      127,688
     Unearned compensation                                      (387)                        (524)
     Accumulated deficit                                    (125,680)                    (121,130)
                                                      ---------------             ----------------
        Total stockholders' equity                             1,207                        6,281
                                                      ---------------             ----------------

     Total Liabilities and Stockholders' Equity        $      15,670               $       20,446
                                                      ===============             ================